United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2006

Hercules Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-00496	51-0023450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Hercules Plaza
1313 North Market Street
Wilmington, Delaware 19894-0001
(Address of principal executive offices) (Zip Code)

(302) 594-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

          In connection with the preparation of its Annual Report on Form 10-K, Hercules Incorporated ("Hercules") has revised its previously reported results of operations for the fourth quarter and full year 2005 to reflect an adjustment to the impairment of goodwill attributable to the FiberVisions division. The impairment, which resulted from Hercules’ commitment to sell a majority interest in the FiberVisions division, was originally reported on February 2, 2006 as $41.6 million. The impairment has been increased to $52.9 million primarily as a result of additional review and further refinement of provisions associated with the proposed transaction upon which the fair value determination of the division is based. Reported results for the fourth quarter and year ended December 31, 2005, revised to reflect the adjustment to the impairment of FiberVisions’ goodwill, are a net loss of $79.2 million or $0.73 per share and a net loss of $41.1 million or $0.38 per share, respectively.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 3, 2006	By:	HERCULES INCORPORATED

/s/ Allen A. Spizzo
Allen A. Spizzo
Vice President and Chief Financial Officer